Exhibit 10.7

Strictly Confidential

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is effective as of August 11, 2025 (the “Effective Date”), and entered into by and among: TAC InfoSec Ltd., a company organized and validly existing under the laws of India (“TAC”); KYE9 Artificial Intelligence Research LLC, a company organized and validly existing under the laws of the United Arab Emirates (“KYE9”); CyberScope Web3 Security Inc., an exempted company organized and validly existing under the laws of the Cayman Islands (“HoldCo”); and Cyberscope IKE a private company organized and validly existing under the laws of the Hellenic Republic, with the General Business Registry (GEMI) No.168667920000 (“OpCo”). TAC, KYE9, HoldCo, and OpCo are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, as of the Effective Date, OpCo has 2,500 issued and outstanding capital contribution shares , each of a par value of €10.00 (the “OpCo Shares”), owned by TAC (1,500 OpCo Shares, 60.0% of all outstanding OpCo Shares) and KYE9 (1,000 OpCo Shares, 40.0% of all outstanding OpCo Shares);

WHEREAS, as of the Effective Date, HoldCo has an authorized share capital consisting of 500,000,000 authorized ordinary shares, par value $0.0001 per ordinary share;

WHEREAS, the Parties desire that (i) TAC and KYE9 shall contribute all of their respective OpCo Shares to HoldCo and (ii) in exchange, HoldCo shall issue to each of TAC and KYE9 a certain number of HoldCo Ordinary Shares equal to the number of OpCo Shares contributed by such Party multiplied by 999, in the same pro-rata proportions as their original equity ownership of OpCo; and

WHEREAS, following the Closing, OpCo shall be a wholly owned subsidiary of HoldCo, and TAC and KYE9 shall be shareholders of HoldCo.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I — CONTRIBUTION AND EXCHANGE

1.1 Contribution of OpCo Shares. On the terms and subject to the conditions set forth in this Agreement, effective as of the Closing Date, each of TAC and KYE9 shall contribute, assign, transfer, and deliver to HoldCo all of its right, title, and interest in and to the OpCo Shares set forth opposite its name below:

Shareholder	OpCo Shares Contributed	Percentage Ownership
TAC	1,500	60.0%
KYE9	1,000	40.0%

1.2 Issuance of HoldCo Shares. In consideration for the contributions set forth in Section 1.1, HoldCo shall issue and deliver to each of TAC and KYE9 the following number of HoldCo Ordinary Shares:

Shareholder	Exchange Ratio	HoldCo Ordinary Shares Issued
TAC	1:8,000	12,000,000
KYE9	1:8,000	8,000,000

1.3 Ownership Post-Closing. Upon the Closing, HoldCo shall own 100% of the issued and outstanding shares of OpCo, and TAC and KYE9 shall hold the HoldCo Ordinary Shares set forth above.

ARTICLE II — CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely via electronic exchange of documents and signatures on August 11, 2025, or such other date as may be mutually agreed in writing by the Parties (the “Closing Date”).

2.2 Deliveries at Closing. At the Closing: (a) Each of TAC and KYE9 shall deliver duly executed evidence of transfer (or, if necessary, instruments of transfer) for their OpCo Shares to HoldCo; (b) HoldCo shall issue and deliver evidence of issuance of HoldCo Ordinary Shares to TAC and KYE9, which shall be in the form of an update of its register of members to reflect such issuances; (c) TAC and KYE9 on the one hand and HoldCo on the other hand shall deliver duly executed written notification form addressed to OpCo regarding the transfer of the OpCo Shares, pursuant to the Greek Companies Law on Private Companies, and will deliver it to OpCo’s legal representative(s) for registration of the transfer of the OpCo Shares in OpCo’s book of partners in accordance with the Greek Companies Law on Private Companies; (d) OpCo shall update its book of partners to reflect the transfer and new ownership of the OpCo Shares; (e) HoldCo shall: (A) convene, immediately upon Closing, a general meeting of the partners of OpCo in accordance with the Greek Companies Law on Private Companies and OpCo’s Articles of Association for the purpose of amending OpCo’s Articles of Association regarding the share capital and in general so as to remove any existing references to TAC and KYE9 as being OpCo’s partners; (B) provide TAC and KYE9 with evidence of the above corporate action taking place and submission to the competent General Business Register for registration of the amended Articles and publication of the new sole partner of OpCo.

ARTICLE III — REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of TAC and KYE9. Each of TAC and KYE9, severally and not jointly, represents and warrants to HoldCo as of the Effective Date and Closing Date that:

(a) Organization and Authority. Such Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction.

(b) Ownership. Such Party owns its OpCo Shares free and clear of any liens, pledges, or encumbrances.

(c) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized.

(d) No Conflicts. The execution and delivery of this Agreement do not conflict with applicable law or any agreement binding on such Party.

3.2 Representations and Warranties of HoldCo. HoldCo represents and warrants to TAC and KYE9 as of the Effective Date and Closing Date that:

(a) Organization and Authority. HoldCo is duly organized, validly existing, and in good standing under the laws of the Cayman Islands.

(b) Authorization. The execution, delivery, and performance of this Agreement have been duly authorized.

(c) Issuance of Shares. The HoldCo Ordinary Shares to be issued hereunder are duly authorized, validly issued, fully paid, and non-assessable.

(d) No Conflicts. The execution and delivery of this Agreement do not conflict with applicable law or any agreement binding on HoldCo.

ARTICLE IV — COVENANTS

4.1 Further Assurances. Each Party shall execute such documents and take such further actions as may be reasonably necessary to consummate the transactions contemplated hereby.

4.2 Tax Matters. The Parties shall cooperate in good faith to effectuate the transactions in a tax-efficient manner under applicable law.

4.3 OpCo Officer Certification. At the Closing, OpCo shall deliver to HoldCo an exact copy, duly executed by OpCo’s legal representative(s), of OpCo’s book of partners, duly updated with the transfer of the OpCo Shares to HoldCo, which becomes, thus, the sole record and beneficial owner of all of the issued and outstanding equity interests in OpCo, and it being solely entitled to consent to OpCo issuing any additional equity interests or securities convertible into or exercisable for equity interests in OpCo to any other person.

ARTICLE V — MISCELLANEOUS

5.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles.

5.2 Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved by binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, conducted in New York, New York.

5.3 Amendments. This Agreement may be amended only by a written instrument signed by all Parties.

5.4 Assignment. No Party may assign any rights or obligations under this Agreement without the prior written consent of all other Parties.

5.5 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Execution and delivery by electronic signature shall be valid and binding.

5.6 Entire Agreement. This Agreement constitutes the entire agreement among the Parties and supersedes all prior oral or written agreements with respect to the subject matter hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

TAC InfoSec Ltd.

By:	/s/ Trishneet Arora
Name:	Trishneet Arora
Title:	Chairman, Executive Director and CEO

KYE9 Artificial Intelligence Research LLC

By:	/s/ Razeeb Zainudheen Abdulla
Name:	Razeeb Zainudheen Abdulla
Title:	Manager

Cyberscope IKE

By:	/s/ Saransh Rawat
Name:	Saransh Rawat
Title:	Manager

CyberScope Web3 Security Inc.

By:	/s/ Bhairavi Jayesh Mehta
Name:	Bhairavi Jayesh Mehta
Title:	Director